EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Everi Holdings Inc.
Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-235347) and Forms S-8 (File Nos. 333-131904, 333-140878, 333-149496, 333-157512, 333-165264, 333-172358, 333-187199, 333-197860, 333-202798, and 333-218302) of Everi Holdings Inc. of our reports dated March 2, 2020, relating to the consolidated financial statements, and the effectiveness of Everi Holdings Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.
/s/ BDO USA, LLP
Las Vegas, Nevada
March 2, 2020